Exhibit 99.1

Mastech Holdings, Inc. Completes Spin-Off from iGATE, Announces

Guidance for Fiscal Year 2008

PITTSBURGH PA- September 30, 2008- Mastech Holdings, Inc. (AMEX: MHH) (“Mastech”), a national provider of Information Technology consulting services, is pleased to announce the completion of its spin-off from parent company iGATE Corporation effective October 1, 2008 (NASDAQ:IGTE) (“IGATE”).

For over twenty years, Mastech has been a leading I.T. Services provider specializing in emerging technologies such as Enterprise Resource Planning (ERP) and Business Intelligence/Data Warehousing (BI/DW), and more recently Recruitment Process Outsourcing (RPO). Since 2000, Mastech has functioned as iGATE Corporation’s Professional Services business segment. The spin-off transaction positions Mastech to capitalize on future growth opportunities. Mastech will remain headquartered in Pittsburgh, PA, and will continue to be led by its existing management team.

Commenting on the spin-off transaction, Steve Shangold, CEO stated, “We are excited about Mastech’s prospects as an independent company and our mission of creating long-term value for its shareholders. While current economic conditions will continue to present challenges for the industry during the balance of 2008, we believe that our company is well-positioned to take advantage of favorable long-term trends in the markets that we serve, through our talented professionals, unique global recruitment engine and strong heritage as an industry leader. For fiscal year 2008, we expect revenues in the range of $93 million to $95 million and operating profit of $3.5 million to $4.0 million. The Company will be debt-fee at the transaction date and, we believe, will have adequate cash balances to support its existing working capital needs.”

“Operating as an independent company will provide Mastech greater financial and operational flexibility, and will allow it to aggressively take advantage of market opportunities”, stated the company’s Co-Chairmen, Sunil Wadhwani and Ashok Trivedi.

About Mastech Holdings, Inc.: Leveraging the power of 20 years I .T. experience, Mastech (AMEX: MHH) provides Information Technology services in the disciplines which drive today’s business operations. Clients turn to Mastech for comprehensive I.T. services including: I.T. Consulting; OneSource(tm) Co-Managed projects and supplemental I.T. resources. Mastech’s niche focus includes Business Intelligence/Data Warehousing; Enterprise Resource Planning (ERP); Service Oriented Architecture (SOA); Web Development and I.T. Project Management. Mastech also provides Recruitment Process Outsourcing (RPO) services and Brokerage Operations Staffing services through its RPOworldwide and Global Financial Services subsidiaries. Mastech is a certified minority-owned business enterprise. More information about Mastech can be found at Mastech’s website: www.mastech.com.

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Mastech Holdings, Inc. Completes Spin-Off from iGATE, Announces

Guidance for Fiscal Year 2008 (Cont.)

Forward-Looking Statements

Some of the statements contained in this news release that are not historical facts are forward-looking statements. These forward-looking statements include the company’s financial, growth and liquidity projections as well as statements concerning the company’s plans, strategies, intentions and beliefs concerning business cash flows, costs and the markets in which it operates. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects” and similar expressions are intended to identify certain forward-looking statements. These statements are based on information currently available to the company and it assumes no obligation to update the forward statements as circumstances change. There are risks and uncertainties that could cause actual events to differ materially from the forward-looking statements. These risks include, but are not limited to, the company’s ability to predict its financial performance, the level of market demand for its services, the highly-competitive market for the types of services offered by the company, the impact of competitive factors on profit margins, market conditions that could cause the company’s customers to reduce their spending for its services, the company’s ability to create, acquire and build new businesses and to grow existing businesses, attract and retain qualified personnel, and other risks that are described in more detail under the heading “Risk Factors” in the Company’s Form 10 filing with the Securities and Exchange Commission.

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For more information or a sample copy, contact:

Christopher R. Evans

Director of Global Marketing

Mastech

888.330.5497 or info@mastech.com